As filed with the Securities and Exchange Commission on November 23, 1998.
                                                      Registration No. 333-50099
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             PLAYTEX PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                             51-0312772
       (State or other                                       (I.R.S. Employer
jurisdiction of incorporation)                              Identification No.)

                              300 Nyala Farms Road
                           Westport, Connecticut 06880
                                 (203) 341-4000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                            ------------------------

                            PAUL E. YESTRUMSKAS, ESQ.
                  Vice President, General Counsel and Secretary
                              300 Nyala Farms Road
                           Westport, Connecticut 06880
                                 (203) 341-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                            MITCHELL S. FISHMAN, ESQ.
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                            New York, New York 10019
                                 (212) 373-3000

                            ------------------------

     Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                EXPLANATORY NOTE


         A total of 15,276,653 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Playtex Products, Inc., a Delaware corporation (the "Company"), were registered under the Securities Act of 1933, as amended, by the filing of a Registration Statement on Form S-3 (File No. 333-50099) (the "Registration Statement"). The Registration Statement was declared effective on May 19, 1998.

         To date, 10,008,083 shares of Common Stock have been sold pursuant to the Registration Statement. The Company does not anticipate any further offering or sale pursuant to the Registration Statement of the remaining 5,268,590 shares of Common Stock. This Post-Effective Amendment No. 2 to the Registration Statement is filed to deregister such remaining 5,268,590 shares of Common Stock.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westport, Connecticut, on November 17, 1998.


                                           PLAYTEX PRODUCTS, INC.


                                           BY: /s/ MICHAEL GOSS
                                               ----------------
                                               Michael Goss
                                               Chief Financial Officer